UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

____________________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934

February 26, 2024

Date of Report (Date of earliest event reported)

____________________

Progress Software Corporation

PROGRESS SOFTWARE CORP /MA

(Exact name of registrant as specified in its charter)

Delaware	0-19417	04-2746201
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. Employer Identification No.)

15 Wayside Road, Suite 400

Burlington, Massachusetts 01803

(Address of principal executive offices, including zip code)

(781) 280-4000

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8−K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.01 par value per share	PRGS	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company   ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 7.01   Regulation FD Disclosure

Convertible Notes Offering

On February 26, 2024, Progress Software Corporation (the “Company”) issued a press release announcing that the Company plans to commence, subject to market conditions and other factors, a private offering (the “Notes Offering”) of $350 million aggregate principal amount of convertible senior notes due 2030 (the “Notes”) to persons reasonably believed to be qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933 (the “Securities Act”). A copy of the press release is being furnished as Exhibit 99.1 to this Current Report and is incorporated herein by reference.

Credit Agreement

We have commenced a process to further amend and restate (the “Amendment and Restatement”) the Credit Agreement. The Amendment and Restatement would provide for a $900.0 million revolving credit facility and no term loan facility and would mature on the date that is five years following the closing of the Amendment and Restatement. The Amendment and Restatement would also amend certain other definitions, covenants and terms of the Credit Agreement. There can be no assurances that the Amendment and Restatement will be consummated on the terms we anticipate, or at all.

*    *    *

The information included in this Current Report on Form 8-K is neither an offer to sell nor a solicitation of an offer to buy any securities.

The information in this Item 7.01, including Exhibit 99.1 is furnished and shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liabilities under that section, and shall not be deemed to be incorporated by reference into the filings of the Company under the Securities Act, or the Exchange Act, except as shall be expressly set forth by specific reference in such filings.

This Current Report on Form 8-K contains forward-looking statements. The Company identified some of these forward-looking statements with words such as “believes,” “expects,” “may,” “could,” “would,” “might,” “will,” “should,” “seeks,” “intends,” “plans,” “estimates,” “targets,” or “anticipates,” or similar expressions which concern our strategy, plans, projections or intentions. Forward looking statements in this press release include, but are not limited to, statements regarding the completion, timing and size of the proposed offering, the intended use of proceeds, the terms of the Notes being offered, the anticipated terms of, and the effects of entering into, the credit agreement, the capped call transactions and the actions of the option counterparties and their respective affiliates. By their nature, forward-looking statements: speak only as of the date they are made; are not statements of historical fact or guarantees of future performance; and are subject to risks, uncertainties, assumptions, or changes in circumstances that are difficult to predict or quantify. Our expectations, beliefs, and projections are expressed in good faith and we believe there is a reasonable basis for them. However, there can be no assurance that management’s expectations, beliefs and projections will result or be achieved and actual results may vary materially from what is expressed in or indicated by the forward-looking statements. These forward-looking statements are subject to a number of risks, uncertainties and assumptions, including those described under the “Risk Factors” section of the Company’s Annual Report on Form 10-K for the fiscal year ended November 30, 2023. Among those risks and uncertainties are market conditions, including market interest rates, the trading price and volatility of Progress’ common stock and risks relating to Progress’ business. Progress may not consummate the proposed offering described in this press release, and, if the proposed offering is consummated, the Company cannot provide any assurances regarding the final terms of the offering or the Notes or its ability to effectively apply the net proceeds as described above. Except as required by law, the Company has no obligation to update any of these forward-looking statements to conform these statements to actual results or revised expectations, which speak only as of the date of this press release.

Item 9.01     Financial Statements and Exhibits.

(d)    Exhibits.

Exhibit No.	Description
99.1	Progress Software Corporation Press Release dated February 26, 2024

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

Signatures

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed by the undersigned hereunto duly authorized.

Progress Software Corporation
Date: February 26, 2024
	By:	/s/ Yufan Stephanie Wang
	Name:	Yufan Stephanie Wang
	Title:	Chief Legal Officer